Exhibit 10.3

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (“Amendment”) is made and entered into this 18th day of July, 2005, by and between OSI SYSTEMS, INC. (“Company”), a California corporation, and VICTOR SZE (“Employee”).

WHEREAS, Company and Employee entered into a certain Employment Agreement as of July 1, 2003 (“Employment Agreement”); and

WHEREAS, Company and Employee wish to extend the term of the Employment Agreement.

NOW, THEREFORE, in consideration of the terms and conditions and the mutual agreements and covenants set forth herein, and for other good and valuable consideration, the parties hereto agree as follows:

1. The first sentence of Section 2 of the Employment Agreement is hereby amended to read as follows:

“Subject to Section 6 herein, the term of this Agreement shall commence as of the date of this Agreement and shall continue and remain in full force and effect until July 1, 2007.”

2. Except as specifically provided for in this Amendment, all of the terms and conditions of the Employment Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

OSI SYSTEMS, INC.

By:	/s/ Deepak Chopra
Deepak Chopra,
Chief Executive Officer

/s/ Victor Sze
VICTOR SZE